Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and entered into this ___ day of September, 2009, by and among Cabaret North, Inc., a Texas corporation (the “Company”), David “Skeeter” Wells (“Wells”), Jerry Wayne Godsey (“Godsey”), Chris A. Hutchinson (“Hutchinson”), George Clifton Henthorn (“Henthorn”) (Wells, Godsey, Hutchinson and Henthorn are referred to collectively herein as the “Sellers”) and RCI Entertainment (North FW), Inc., a Texas corporation (the “Purchaser”).

WHEREAS, the Sellers own the shares of common stock of the Company as reflected and listed on Exhibit “A”; and

WHEREAS, the shares of common stock of the Company owned by Wells, Godsey, Hutchinson and Henthorn represent 100% of the shares of common stock of the Company and are hereinafter collectively referred to as the “Shares”; and

WHEREAS, the Company owns and operates an adult entertainment cabaret known as Cabaret North (“Cabaret North”) located at 5316 Superior Parkway, Fort Worth, Texas 76106 (the “Premises”); and

WHEREAS, the Sellers desire to sell the Shares of the Company on the terms and conditions set forth herein; and

WHEREAS, the Purchaser desires to purchase the Shares of the Company on the terms and conditions set forth herein; and

WHEREAS, the acquisition of 100% of the Shares of the Company by the Purchaser shall sometimes be referred to herein as the “Acquisition”.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

Section 1.1       Sale of the Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) the Sellers hereby agree to sell, transfer, convey and deliver to Purchaser all of the Shares of common stock of the Company, free and clear of all encumbrances, which represents all of the outstanding capital stock of the Company, and shall deliver to Purchaser stock certificates representing the Shares, duly endorsed to Purchaser.

Section 1.2      Purchase Price.  As consideration for the purchase of the Shares, Purchaser shall pay to Sellers a total aggregate consideration of $2,300,000 (the “Purchase Price”).  The Purchase Price shall be payable at Closing by cashier’s check, certified funds or wire transfer, as follows:

(i)	$140,000 directly to the Company for the payment of outstanding liabilities to third parties in accordance with the schedule provided to the Purchaser as set forth in Exhibit 1.2(i);

(ii)	$2,000,000 to Messrs. Wells, Godsey, Hutchinson and Henthorn in the amounts set forth in Exhibit “1.2(ii)”; and

(iii)
$160,000 shall be paid into an escrow account as provided for in Section 9.3.  To the extent that any or all of the $160,000 is not paid to any third party or to the Purchaser in accordance with Section 9.3 then such amount shall be distributed to the Sellers on a pro rata basis consistent with and in accordance with their ownership interest as set forth in Exhibit “A”.

ARTICLE II
CLOSING

Section 2.1       The Closing.  The closing of the transactions contemplated by this Agreement shall take place on or before September 30, 2009 (the “Closing Date”), at the Law Office of Steven H. Swander, 505 Main Street, Suite 250, Fort Worth, Texas 76102, or at such other time and place as agreed upon among the parties hereto (the “Closing”).

Section 2.2       Delivery and Execution.  At the Closing: (a) the Sellers shall deliver to Purchaser certificates evidencing the Shares of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to Purchaser against delivery by Purchaser to the Sellers of payment in an amount equal to the Purchase Price of the Shares being purchased in the manner set forth in Section 1.2 above; and (b) the Related Transactions (as defined below) shall be consummated concurrently with the Closing.

Section 2.3       Related Transactions.  In addition to the purchase and sale of the Shares, the following actions shall take place contemporaneously at the Closing (collectively, the "Related Transactions"):

(a)
Each of the Sellers will enter into a five (5) year covenant not to compete pursuant to the terms of which each of the Sellers will agree not to compete, either directly of indirectly, with Purchaser by operating an establishment featuring live adult entertainment featuring live female nude or semi-nude (topless) entertainment in Tarrant County, Texas or any county surrounding Tarrant County, Texas.  The form of Non-Competition Agreement is attached hereto as Exhibit 2.3(a).

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(b)
The Company shall have obtained the consent of Clubwise Finance, LP (the “Lessor”) who is the Lessor of the Premises, to the sale of the Shares of the Company by the Sellers to the Purchaser and shall have entered into an addendum to the Lease Agreement by and between the Company and the Lessor of the Premises (the “Lease Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF WELLS, GODSEY, HUTCHINSON AND THE COMPANY

Wells, Godsey, Hutchinson and the Company, jointly and severally, hereby represent and warrant to Purchaser as follows:

Section 3.1.      Organization, Good Standing and Qualification.  The Company  (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Sellers and the Company.

At Closing, the authorized capital stock of the Company consists of 35,000 shares of common stock, $1.00 par value, of which 35,000 shares are validly issued and outstanding. There are no shares of preferred stock authorized or issued and there is no other class of capital stock authorized or issued by the Company.  All of the issued and outstanding shares of common stock of the Company  are owned by the Sellers and are fully paid and non-assessable.  None of the Shares issued are in violation of any preemptive rights.  The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding capital stock.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company , there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company.

Section 3.2        Subsidiaries.  The Company has no subsidiaries.

Section 3.3       Ownership of the Shares.  The Sellers own, beneficially and of record, all of the Shares of the Company free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.

Section 3.4      Authorization.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken or will be taken prior to the Closing.  The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company,  enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.

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Section 3.5       No Breaches or Defaults.  Except as set forth in Exhibit 3.5, the execution, delivery, and performance of this Agreement by the Sellers and the Company does not:  (i) conflict with, violate, or constitute a breach of or a default under, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Shares, or (iii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of:  (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which the Sellers or the Company is a party or by which the Shares may be bound or affected.  For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties.  For purposes of this Agreement, "Legal Requirement" means any law, statute,  injunction, decree, order or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Section 3.6       Consents.  Except as set forth in Exhibit 3.6, no permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of the Sellers or the Company in connection with the execution and delivery by the Sellers or the Company of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 3.7       Pending Claims.  There is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to the Sellers’ or  the Company’s knowledge, contemplated or threatened against the Sellers or the Company before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any material effect upon Sellers or the Company or the transfer by Sellers to Purchaser of the Shares under this Agreement, nor is there any basis known to Sellers or the Company for any such action.  No litigation is pending, or, to Sellers’ or the Company’s  knowledge, threatened against Sellers or the Company, or their assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  Neither Sellers nor the Company is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them or which would affect the Company, the Shares to be transferred under this Agreement.

Section 3.8       Taxes. Except for the filing of the franchise tax report and payment of franchise taxes, which shall be filed and paid on or prior the Closing Date, the Company has timely and accurately prepared and filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns.  The Company is not delinquent in the payment of any tax or governmental charge of any nature.  The Sellers have no knowledge of any liability for any tax to be imposed by any taxing authorities as of the date of this Agreement and as of the Closing that is not adequately provided for.  No assessments or notices of deficiency or other communications have been received by the Sellers or the Company with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  None of the federal, state, foreign and local tax returns of the Company have been audited by any taxing authority.  The Sellers have no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.  There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

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Section 3.9       Financial Statements.  Sellers and the Company have delivered to Purchaser the unaudited balance sheets of the Company as of August 31, 2009, together with the related unaudited statements of income, for the periods then ended (collectively referred to as the “Financial Statements”). Such Financial Statements, including the related notes, are in accordance with the books and records of the Company and fairly represent the financial position of the Company and the results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis.  Except as, and to the extent reflected or reserved against in the Financial Statements, the Company, as of the date of the Financial Statements, has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise, not fully reflected or reserved against in the Financial Statements.

Section 3.10    No Material Adverse Change.  Since the date of the Financial Statements, the Company has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a material adverse effect upon the assets or business or the financial condition or other operations of the Company, (ii) acquisition or disposition of any material asset by the Company or any contract or arrangement therefore, otherwise then for fair value in the ordinary course of business, (iii) material change in the Company’s accounting principles, practices or methods or (iv) incurrence of any material indebtedness.

Section 3.11    Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association.  There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages.  To the best of Sellers’ and the Company’s knowledge, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to their knowledge, is not engaged in any unfair labor practices.  The Company is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Company.

Section 3.12     Compliance with Laws.  The Company is, and at all times prior to the date hereof has been in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of its assets or the operation of its businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of the Company.  Neither the Sellers nor the Company have any basis to expect, nor have they received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company.  Exhibit 3.12 sets forth all licenses and permits held by the Company used in the operation of its businesses, all of which are in good standing and in effect as of the Closing Date.  These licenses and permits represent all of the licenses and permits required by the Company for the operation of its business.

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Section 3.13      Title to Properties; Encumbrances.  The Company has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, that are material to the condition (financial or otherwise), business, operations or prospects of the Company, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of the Company, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.   At the time of Closing, the assets of the Company shall include, but shall not be limited to, the assets set forth in the Company’s 2008 corporate income tax return, along with all equipment and fixtures located on the premises at Cabaret North as of the Closing Date.

Section 3.14      No Liabilities.  As of the Closing Date, the Company does not and shall not have any obligation or liability (contingent or otherwise) or unpaid bill to any third party.

Section 3.15      Contracts and Leases.  Except as disclosed on Exhibit 3.15, there are no adverse changes in the financial condition or other operations, business, properties or assets of the Company.  The Company does not (i) have any leases of personal property relating to the assets of the Company, whether as lessor or lessee; (ii) have any contractual or other obligations relating to the assets of the Company, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the business or assets of the Company.  The Company has an existing real estate lease agreement covering the real property where Cabaret North operates its adult entertainment cabaret located at 5316 Superior Parkway, Fort Worth, Texas.  The Company has previously provided to Purchaser each and every contract, lease or other document relating to the assets of the Company to which it is subject or is a party or a beneficiary.  To Sellers’ or the Company’s knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitute legal, valid and binding obligations of the Company and the other respective parties thereto and are enforceable in accordance with their terms.  Sellers and the Company have no knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents.  Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company or the operation of Cabaret North after the Closing.

Section 3.16     No Pending Transactions.  Except for the transactions contemplated by this Agreement and the Related Transaction contemplated in Section 2.3 herein, the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in: (i) the sale, merger, consolidation or recapitalization of the Company; (ii) the sale of any of the assets of the Company; (iii) the sale of any outstanding capital stock of the Company; (iv) the acquisition by the Company of any operating business or the capital stock of any other person or entity; (v) the borrowing of money; (vi) any agreement with any of the respective officers, managers or affiliates of the Company; or (vii) the expenditure of more than $1,000, in the aggregate, or the performance by the Company extending for a period more than one year from the date hereof, other than in the ordinary course of business.

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Section 3.17     Material Agreements; Action.    Except for the transactions contemplated by this Agreement and the Related Transaction contemplated in Section 2.3 herein, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Sellers or the Company are a party or by which they are bound that involve or relate to (i) any of the respective officers, directors, stockholders or partners of the Company or (ii) covenants of Sellers or the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area.

Section 3.18     Insurance Policies.  Copies of all insurance policies maintained by the Company relating to the operation of Cabaret North have been delivered or made available to Purchaser.  The policies of insurance held by the Company are in such amounts, and insure against such losses and risks, as the Company reasonably deems appropriate for their property and business operations.  All such insurance policies are in full force and effect, and all premiums due thereon have been paid.  Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

Section 3.19      No Default.  Neither Sellers nor the Company is in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of  the Company, and there has been no default in any material obligation to be performed by Sellers or the Company  under any other contract, lease, agreement, commitment or undertaking to which the Company is a party or by which it or its assets or properties are bound, nor have Sellers or the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.20    Books and Records.  The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Purchaser, are accurate and complete and have been maintained in accordance with sound business practices.  Upon Closing, all books and records will be in the possession of Sellers or the Company.

Section 3.21      Environmental.  The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit relating to any environmental issue arising out of the ownership or occupation of the Premises, and there is no basis known to the Sellers or the Company for any such action.

Section 3.22      Banks and Brokerage Accounts.  Exhibit 3.22 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

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Section 3.23      Disclosure.  No representation or warranty of the Sellers or the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.24      Employee Benefit Plans.  The Company is not a party to any employee-benefit plan.

Section 3.25      Brokerage Commission.  Except as set forth in Exhibit 3.25, no broker or finder has acted on behalf of the Sellers or the Company in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Sellers or the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

Each of the Sellers, severally and not jointly, hereby makes the following representations  and warranties to the Puchaser, which representations and warranties shall be true and correct on the date hereof and on and as of the Closing Date:

Section 4.1       Ownership of the Shares.  Each of the Sellers owns, beneficially and of record, the number of Shares as listed on Exhibit “A” free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  Each of  the Sellers has the unrestricted right and power to transfer, convey and deliver full ownership of the Shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Shares to Purchaser as contemplated herein, Purchaser will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws and as provided in the Amended Shareholders Agreement which restriction was waived in connection with this transaction).

Section 4.2       Authorization.  Each Seller represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself and his spouse.  All action on the part of the Seller necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken, or will be taken by him prior to the Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of the Seller enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

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Section 4.3       Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any other person or entity (other than governmental entities) is required on the part of the Seller in connection with the execution and delivery by the Seller of this Agreement or the consummation and performance of the transactions contemplated hereby.

Section 4.4        No Solicitation or Pending Transactions.  Except for the transactions contemplated by this Agreement, the Seller is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in the sale of any of the Shares.  Each Seller agrees that from the date of his execution of this Agreement until the Closing Date, he will not offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of the Shares, or any assets of the Company.  Each Seller hereby agrees to advise Purchaser of any contact from any third party regarding the acquisition of the Shares or other investment in the Company, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 4.5       Disclosure.  No representation or warranty of the Seller contained in this Article IV contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

Section 4.6       Consent to Sell Shares.  Each Seller by their execution of this Agreement hereby give their written consent to all other Sellers to sell, transfer and convey their ownership interest in the Company, respectively, to the Purchaser.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

Purchaser hereby represents and warrants to the Sellers and the Company as follows:

Section 5.1        Authorization.  Purchaser is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by it has been taken and will be taken prior to Closing.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 5.2        No Breaches or Defaults.  The execution, delivery, and performance of this Agreement by Purchaser does not:  (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of:  (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Purchaser is a party.

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Section 5.3        Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby other than as required under the federal securities laws.

Section 5.4        Disclosure.  No representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 5.5       Brokerage Commission.  Except as set forth in Exhibit 3.25, no broker or finder has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

ARTICLE VI
CONDITIONS TO CLOSING OF
SELLERS AND THE COMPANY

Each obligation of Sellers and the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VI, except to the extent that such satisfaction is waived by Sellers and the Company in writing.

Section 6.1        Representations and Warranties Correct.  The representations and warranties made by Purchaser contained in this Agreement shall be true and correct as of the Closing Date.

Section 6.2        Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

Section 6.3        Delivery of Certificate.  Purchaser shall provide to Sellers and the Company  certificates, dated the Closing Date and signed by the President of Purchaser to the effect set forth in Section 6.1 and 6.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 6.4        Payment of Purchase Price.  Purchaser shall have tendered the Purchase Price for the Shares as referenced in Section 1.2 to the Sellers concurrently with the Closing.

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Section 6.5        Related Transactions.  The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing.

Section 6.6       Corporate Resolutions.  Purchaser shall provide corporate resolutions of the Board of Directors of Purchaser which approve the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 6.7       Absence of Proceedings.  No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Purchaser.

ARTICLE VII
CONDITIONS TO CLOSING OF
PURCHASER

Each obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VII, except to the extent that such satisfaction is waived by Purchaser in writing.

Section 7.1        Representations and Warranties Correct.  The representations and warranties made by the Sellers and the Company hereof shall be true and correct as of the Closing Date.

Section 7.2       Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Sellers and the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

Section 7.3       Delivery of Certificate.  Sellers and the Company shall provide to Purchaser certificates, dated the Closing Date and signed by the Sellers and by the President of the Company, respectively, to the effect set forth in Section 7.1 and 7.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

Section 7.4       Delivery of Shares.  Sellers shall have delivered certificates evidencing the Shares of the Company duly endorsed to Purchaser or accompanied by duly executed stock powers in form and substance satisfactory to the Purchaser.

Section 7.5       Corporate Resolutions.  The Company shall provide to Purchaser a corporate resolution of the Shareholders of the Company which approve all of the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

Section 7.6       Consents; Status of Permits and Licenses.  Purchaser shall possess all necessary permits, zoning classifications and other authorizations, whether city, county, state or federal, which may be needed to conduct adult topless entertainment with the sale of alcoholic beverages on the Premises, without any interruption, and all such permits, zoning classifications and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to the continued performance of adult topless entertainment or sale of alcoholic beverages at Cabaret North.  All necessary transfers of licenses and leases required for the continued operation of the business of the Company shall have been obtained.  The Specialized Certificate of Occupancy of Cabaret North and the Company (which has been previously provided to the Purchaser) shall be in full force and effect.

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Section 7.7       Related Transactions.  The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing.

Section 7.8       Ability to Audit.  The financial records of the Company shall be maintained and exist in such a manner as to allow for a certified audit as determined by Purchaser.

Section 7.9       Satisfactory Diligence.  Purchaser shall have concluded its due diligence investigation of the Company and the business of Cabaret North and its respective assets and properties and all other matters related to the foregoing, and shall be satisfied, in its sole discretion, with the results thereof.

Section 7.10      Resignations.  The Officers of the Company shall have provided to Purchaser their written resignations.

Section 7.11     Landlord’s consent.  The Company shall have obtained the Landlord’s consent to the sale of the Shares to Purchaser and shall have entered into an addendum to the Lease Agreement by and between the Company and the Lessor of the Premises.

Section 7.12     Absence of Proceedings.  No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of its assets.

ARTICLE VIII
COVENANTS OF THE SELLERS
 AND THE COMPANY

Section 8.1       Stand Still.  To induce Purchaser to proceed with this Agreement, the Company and Sellers agree that until the Closing Date or the termination of this Agreement, no representative of the Company or any representative of the Sellers will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of the Company or Cabaret North.  The Company and the Sellers hereby agree to advise the Purchaser of any contact from any third party regarding the acquisition or other investment in the Company, or of any contact which would relate to the transactions contemplated by this Agreement.

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Section 8.2       Access; Due Diligence.  Between the date of this Agreement and the Closing Date, the Company shall (a) provide Purchaser and their authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of the Company, and to the books and records of the Company; (b) permit the Purchaser to make inspections thereof; and (c) cause the officers and advisors of the Company to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and to discuss with the Purchaser and their authorized representatives the affairs of the Company as the Purchaser may from time to time reasonably request.

Section 8.3       Conduct of Business.  From the date of the execution hereof until the Closing Date, the Company shall operate the Company and Cabaret North in the ordinary course consistent with past practices, and:

(a)
The Company will not authorize, declare, pay or effect any dividends or liquidate or distribute any common stock of the Company or other equity interest or undertake any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company;

(b)
The Company will not make any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a material adverse effect on the Company;

(c)
The Company will not increase the salary or other compensation payable or to become payable by the Company to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except in the normal course of business, consistent with past practices of the Company;

(d)	The Company will not sell, lease, transfer or assign any of their assets, tangible or intangible;

(e)
The Company will not accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 to which the Company is a party;

(f)	The Company will not make any loans to any person or entity, or guarantee any loan, absent the consent of the Purchaser;

(g)	The Company will not waive or release any right or claim held by the Company, absent the consent of the Purchaser;

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(h)
The Company will operate its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them;

(i)	The Company will not issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(j)	The Company will not delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business;

(k)	The Company will not make any loan to, enter into an employment agreement with, or enter into any other transaction with, any of its directors, officers, and employees;

(l)	The Company will not make any change in any method, practice, or principle of accounting involving the Company’s business or the assets of the Company;

(m)
The Company will not issue, sell or otherwise dispose of any of its capital stock or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity interests;

(n)	The Company will not reclassify, split up or otherwise change any of its common stock or capital structure;

(o)	The Company will not be a party to any merger, consolidation or other business combination;

(p)
The Company shall perform in all material respects all of its obligations under material contracts, leases and other documents relating to or affecting any of its assets, property or its business or the business of Cabaret North; and

(q)	The Company will agree not to take any action described in this Section 8.3.

ARTICLE IX
TAX COVENANTS; CLOSING ADJUSTMENTS; ESCROW AGREEMENT

Section 9.1        Tax Covenants.

(a)           The Sellers shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Company and Purchaser harmless from and against any and all federal, state and local income and property (real and personal) taxes, including penalties and interest, if any, thereon (individually, a “Tax” and collectively, “Taxes”) that may be imposed on or assessed against the Company and/or Purchaser on account of taxes imposed upon the Company or its assets prior to the Closing Date, including all taxes due on income received by the Company prior to the Closing Date and real property taxes due under its Lease Agreement for the Premises.  The Sellers shall also pay or cause to be paid and shall indemnify and hold harmless the Company and Purchaser against all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees and disbursements) (“Related Costs”) incurred in connection with the Taxes for which the Sellers indemnify the Company and Purchaser pursuant to this Section 9.1 (a)(or any asserted deficiency, claim demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 9.1(a).  Any payment required to be made by the Sellers pursuant to this Section 9.1(a) shall be made within 30 days of written notice from the Purchaser.

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(b)           The Purchaser shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Sellers harmless from and against, any and all Taxes that may be imposed on or assessed against the Sellers on account of Taxes imposed on the Company or its assets following the Closing Date, including all taxes due on income received by the Company beginning after the Closing Date.  The Purchaser shall also pay or cause to be paid and shall indemnify and hold harmless the Sellers from and against all Related Costs of the Sellers incurred in connection with the Taxes for which the Purchaser indemnifies the Sellers pursuant to this Section 9.1(b) (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 9.1(b).  Any payment required to be made by the Purchaser pursuant to this Section 9.1(b) shall be made within 30 days of written notice from the Sellers.

(c)           For purposes of this Article IX, Taxes for the period up to and including the Closing Date (“Sellers’ Taxes”) shall be determined on the basis of an interim closing of the books as of the Closing Date; provided, however, that in the case of any Tax not based on income or receipts, such Sellers’ Taxes shall be equal to the amount of such Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the day prior to the Closing Date, and the denominator of which shall be the number of days in the taxable year.

(d)           Sellers shall be responsible for filing or causing to be filed all tax returns (specifically including the 2008 federal income tax return and Texas franchise tax report for the 2009 privilege period) required to be filed by or on behalf of the Company on or before the Closing Date, which tax returns shall be timely filed.  Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Company after the Closing Date (other than tax returns for periods ending on or before the Closing Date but not due until after the Closing Date).

(e)           The Sellers and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information and personnel as may be reasonably required for the payment of any estimated Taxes and the preparation of any tax returns required to be prepared hereunder.  The Sellers and the Purchaser shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Company for all taxable periods thereof ending on, before or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which the information, records or documents are required prior to the expiration of the applicable statute of limitations, then such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

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(f)           The Purchaser and the Sellers shall promptly notify each other in writing upon receipt by the Purchaser or the Sellers, as the case may be, of any notice of any tax audits of or assessments against the Company for taxable periods ending on or before the Closing Date.  The failure of one party promptly to notify the other party of any such audit or assessment shall not forfeit the right to indemnity except to the extent that a party is materially prejudiced as a result.  The Purchaser shall have the sole right to represent the Company's interests in any tax proceeding relating to such tax audits or assessments and to employ counsel of its choice at its expense.  The Purchaser, on the one hand, and the Sellers, on the other, each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

(g)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, all obligations under this Article IX shall survive the Closing hereunder and continue until 30 days following the expiration of the statute of limitations on assessment of the relevant Tax.

Section 9.2        Closing Adjustments.  The Sellers, the Company and the Purchaser agree that there shall be an adjustment made within sixty (60) days of the Closing Date to adjust for any liabilities that are found to exist of the Company as of the Closing Date so that the Sellers shall be responsible and liable to the Purchaser for the liabilities of the Company that exist as of the Closing Date, less any credit which Sellers would be entitled to for cash on hand, credit card receivables or pro rata portion of prepaid items.

Section 9.3       Escrow Agreement. At the Closing, Sellers and Purchaser shall escrow with Robert D. Axelrod, P.C., as Escrow Agent, the total sum of $160,000 from the proceeds of the Purchase Price, which amount (the “Escrow Cash”) shall be held by the Escrow Agent in its IOLTA account as follows:

(i)            $60,000 shall be held for a period of not more than ninety (90) days to be used to pay any sums due to the Purchaser pursuant to Sections 9.1 or 9.2 above or to pay any liabilities or obligations of the Company which were incurred but unpaid as of the Closing Date; and

(ii)           $100,000 shall be held until a final non-appealable determination has been made by the state courts in Texas or federal courts (collectively the “Courts”) as to the constitutionality of the state of Texas Patron Tax (“Patron Tax”) which was implemented by the Texas legislature.  The $100,000 Escrow Cash shall be dispersed (A) to the Sellers, on a pro rata basis as set forth in Exhibit “A”, if the Courts determine that the Patron Tax is unconstitutional or if there is a determination not to seek to collect the Patron Tax or (B) to the Purchaser if the Courts determine that the Patron Tax is constitutional or if there is a determination to seek to collect the Patron Tax.

On or before the end of ninety (90) days, if it is determined that pursuant to the terms set forth in Section 9.1 and 9.2 above that the Purchaser is not entitled to all or any portion of the $60,000 Escrow Cash, and if any portion of the $60,000 Escrow Cash is remaining after the payment of any liabilities or obligations of the Company which were incurred but unpaid as of the Closing Date, then the remaining portion of the $60,000 of Escrow Cash as set forth in Section 9.3(i) shall be paid to the Sellers, on a pro rata basis, as set forth in Exhibit “A”.

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Notwithstanding the foregoing, the Purchaser shall be entitled to utilize all or any portion of the $100,000 Escrow Cash set aside in Section 9.3(ii) to pay any such liabilities or obligations of the Company which were incurred but unpaid as of the Closing Date.

ARTICLE X
INDEMNIFICATION

Section 10.1     Indemnification from Sellers.  Sellers, jointly and severally, hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the "Purchaser Group") harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys= fees and costs of any suit related thereto) suffered or incurred by any of the Purchaser Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Sellers or the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by Sellers or  the Company hereunder; (b) any nonfulfillment of any agreement on the part of Sellers or the Company under this Agreement; (c) any liability or obligation due to any third party by the Company incurred at or prior to the Closing Date; (d) any suit, action, proceeding, claim or investigation against Purchaser which arises from or which is based upon or pertaining to Sellers’ or the Company’s conduct or the operation or liabilities of the business of the Company prior to the Closing Date or (e) any suit, action, proceeding, claim or investigation against any of the Purchaser Group arising out of or resulting in any claims by the Landlord that the Company failed to fulfill any of its obligations under the Lease Agreement at any time prior to the Closing Date of this Agreement.

Section 10.2      Indemnification from Purchaser.  Purchaser agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Sellers) and hold each Seller and their affiliates, agents, legal counsel, successors and assigns (collectively, the "Sellers Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorney’s fees and costs of any suit related thereto)  suffered or incurred by any of the Sellers Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Purchaser contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser hereunder; (b) any nonfulfillment of any agreement on the part of Purchaser under this Agreement; (c) any liability or obligation due to any third party by the Company incurred subsequent to the Closing Date; or (d) any suit, action, proceeding, claim or investigation against Sellers which arises from or which is based upon or pertaining to Purchaser’s conduct or the operation of the business of the Company subsequent to the Closing Date.

Section 10.3     Defense of Claims.  If any lawsuit enforcement action or any attempt to collect on an alleged liability is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party within ten (10) business days after receipt of  notice or other date by which action must be taken; provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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Section 10.4     Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys= fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

Section 10.5     Survival of Representations and Warranties.  The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending twenty-four (24) months from the Closing Date (“Survival Date”).  Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date.  Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.

ARTICLE XI
MISCELLANEOUS

Section 11.1     Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

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Section 11.2      Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	If to Wells:

(b)	If to Godsey:

(c)	If to Hutchinson:

(d)	If to Henthorn:

(e)	If to the Company:

with a copy to:	Steven H. Swander
Law Office of Steven H. Swander
505 Main Street, #250
Fort Worth, Texas 76102

(f)	If to Purchaser:	RCI Entertainment (North FW), Inc.
Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

with a copy to:	Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 11.3      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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Section 11.4      Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 11.5     Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 11.6     Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 11.7     Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

Section 11.8      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11.9      Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 11.10    Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

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Section 11.11   No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.

Section 11.12  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 11.13   Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 11.14   Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

Section 11.15   Termination of Agreement.  This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if:  (i) the transactions contemplated by this Agreement are not consummated on or before September 30, 2009, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.

Section 11.16    Attorney Review - Construction.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 11.17    Gender.  All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement to become effective as of the date first set forth above.

RCI ENTERTAINMENT (NORTH FW), INC.

/s/ Eric Langan
By:	Eric Langan, President

CABARET NORTH, INC.

/s/ David J. Wells
By:	David J. Wells, President

SELLERS:

By:	/s/ David J. Wells
David “Skeeter” Wells, Individually

By:	/s/ Jerry Godsey
Jerry Wayne Godsey, Individually

By:	/s/ C.A. Hutchinson
Chris A. Hutchinson, Individually

By:	/s/ George Henthorn
George Clifton Henthorn, Individually

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EXHIBITS

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